                                                                    EXHIBIT 3.2




                          ---------------------------





                         ALLIED CAPITAL CORPORATION II
                            (a Maryland corporation)





                              -------------------

                                     BYLAWS

                              -------------------





           As adopted by the Board of Directors on December 21, 1990
            and as amended by the Board of Directors on May 14, 1992
                             and November 8, 1995.

                               TABLE OF CONTENTS

ARTICLE I - OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.  Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.  Additional Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II - MEETINGS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.  Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.  Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 3.  Notice of Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 4.  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 5.  Notice of Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 6.  General Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 7.  Presiding Officer; Statement of Affairs; Order of Business . . . . . . . . . . . . . . .   2
         Section 8.  Quorum; Adjournments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 9.  Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 10.  Action By Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE III - DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.  General Powers; Number; Tenure . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 2.  Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 3.  Removal; Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 4.  Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 5.  Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 6.  Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 7.  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 8.  Quorum; Adjournments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 9.  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 10.  Action by Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 11.  Meetings by Telephone or Similar Communications . . . . . . . . . . . . . . . . . . . .   6

ARTICLE IV - COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.  Executive Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 3.  Procedure; Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 4.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 5.  Other Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 6.  Vacancies; Changes; Discharges . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 7.  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 8.  Action by Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 9.  Meetings by Telephone or Similar Communications  . . . . . . . . . . . . . . . . . . . .   8
         Section 10.  Audit Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8


ARTICLE V - NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 1.  Form; Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE VI - OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 1.  Designations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.  Term of Office; Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 4.  The Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 5.  The Vice Chairman  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 6.  The President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 7.  The Vice Presidents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 8.  The Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 9.  The Assistant Secretary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 10.  The Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 11.  The Assistant Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE VII - INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS . . . . . . . . . . . . . . . . .  11
         Section 1.  Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.  Limitation for Disabling Conduct . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VIII - STOCK CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.  Form; Signatures; Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.  Registration of Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.  Registered Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 4.  Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 5.  Lost, Stolen or Destroyed Certificates   . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE IX - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.  Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.  Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.  Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 4.  Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE X - AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17


                                     BYLAWS

                                     ------


                                   ARTICLE I

                                    OFFICES

     Section 1.  Office.  The principal office of the Corporation shall be:
5422 Albia Road, Bethesda, Maryland 20816; the Corporation shall also have an office at 1666 K Street, N.W., Washington, D.C. 20006-2803.

     Section 2. Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Maryland, as the stockholders may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 1. Time and Place. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Maryland, as the Board of Directors may fix from time to time and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meeting. Annual meetings of stockholders, commencing with the year 1991, shall be held each year on the second Thursday of May, at 10:00 a.m., or at such other date and time within thirty-one (31) days of such date, as shall be designated by the Board of Directors and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3. Notice of Annual Meeting. Written notice of the annual meeting, stating the place, date and time thereof, shall be given to each stockholder entitled to vote at such meeting not less than 10 (unless a longer period is required by law) nor more than 90 days prior to the meeting.

     Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary either (i) at the request in writing of a majority of the Board of Directors, or, except as expressly set forth below, (ii) at the request in writing of stockholders entitled to not less than 30% of all the votes entitled to be cast at such meeting. Such request by stockholders shall state the purpose or purposes of such meeting and the matters to be acted on thereat. If the request is made by the stockholders, the President or Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and, upon payment to the Corporation of such costs by such stockholders, the President or Secretary shall give notice stating the purpose or purposes of the meeting, as required by these Bylaws, to all stockholders entitled to vote at such meeting. Notwithstanding the foregoing, no special meeting need be called upon request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any annual meeting or special meeting of stockholders held during the preceding twelve (12) calendar months.

     Section 5. Notice of Special Meeting. Written notice of a special meeting, stating the place, date and time thereof and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 (unless a longer period is required by law) nor more than 90 days prior to the meeting.

     Section 6. General Powers. The business and affairs of the Corporation shall be managed by its stockholders, which may exercise all powers of the Corporation and perform all lawful acts and things on behalf of the Corporation.

     Section 7.  Presiding Officer; Statement of Affairs; Order of Business.

               (a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or, if he is not present (or, if there is none), by the President, or, if he is not present, by a Vice President, or, if he is not present, by such person as may have been chosen by the Board of Directors, or if none of such persons is present, by a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if he is not present, an Assistant Secretary, or, if he is not present, such person as may be chosen by the Board of Directors, or if none of such persons is present, then such person as may be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy shall act as secretary of the meeting.

               (b) The following order of business, unless otherwise ordered at the meeting, shall be observed as far as practicable and consistent with the purposes of the meeting:

                  1.      Call of the meeting to order.

                  2. Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.

                  3.      Presentation of proxies.

                  4.      Announcement that a quorum is present.

                  5. Reading and approval of the minutes of the previous meeting.

                  6.      Reports, if any, of officers.

                  7. Submission of statement of affairs by Treasurer, if the meeting is an annual meeting.

                  8. Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.

                  9.      Miscellaneous business.

                 10.      Adjournment.

     Section 8. Quorum; Adjournments. The presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute or by the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a quorum shall be present or represented. Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time for good cause, without notice of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, until a date which is not more than 30 days after the date of the original meeting. At such adjourned meeting, at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9.  Voting.

               (a) At any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Articles of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his or its name on the books of the Corporation, on each matter submitted to a vote at a meeting of stockholders, except that no stockholder shall be entitled to vote in respect of any shares of capital stock if any installment payable thereon is overdue and unpaid.

               (b) Except as otherwise provided by law or the Articles of Incorporation, a majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before such meeting.

     Section 10. Action By Consent. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation. Such written consent shall be filed with the minutes of meetings of stockholders.


                                  ARTICLE III

                                   DIRECTORS

         Section 1. General Powers; Number; Tenure. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts and things which are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or performed by, or are conferred upon or reserved to, the stockholders. The number of directors shall be that provided in the Articles of Incorporation until increased or decreased pursuant to the following provisions, but shall never be less than 3 unless otherwise permitted by law. A majority of the entire Board of Directors may, at any time and from time to time, increase or decrease the number of directors of the Corporation as set forth in the Articles of Incorporation, subject to the foregoing limitation. The tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board. The directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 2 of this Article, and each director elected shall hold office until the next succeeding annual meeting or until his successor is elected and shall qualify. Directors need not be stockholders.

         Section 2. Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may, unless otherwise provided in these Bylaws, be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of the directors may, unless otherwise provided in these Bylaws, be filled by action of a majority of the directors constituting the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of the stockholders or until his successor is elected and shall qualify. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Articles of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.

         Section 3.  Removal; Resignation.

                          (a)  Except as otherwise provided by law or the
Articles of Incorporation, at any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office with or without cause and may elect a successor or successors to fill any resulting vacancy or vacancies for the unexpired terms of any removed director or directors.

                          (b)  Any director may resign at any time by giving
written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

         Section 4. Place of Meetings. The Board of Directors may hold meetings, annual, regular or special, either within or without the State of Maryland.

         Section 5. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

         Section 6. Regular Meetings. Additional regular meetings of the Board of Directors may be held without notice, at such time and place as may from time to time be determined by the Board of Directors.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President or by 2 or more directors on at least 2 days' notice to each director, if such notice is delivered personally or sent by telegram or telecopy, or on at least 3 days' notice, if sent by mail. Special meetings shall be called by the Chairman of the Board, if any, the President or the Secretary in like manner and on like notice on the written request of one-half or more of the number of directors then in office. Except as otherwise provided by law, the Articles of Incorporation or Article X of these Bylaws, any such notice need not state the purpose or purposes of such meeting.

         Section 8. Quorum; Adjournments. At all meetings of the Board of Directors, a majority of the number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Articles of Incorporation. If a quorum is not present at any meeting of the Board of Direc-tors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. The compensation of directors (if any) may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

         Section 10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of the proceedings of the Board (except for those instances where the Investment Company Act of 1940 requires actions be taken by the Corporation's Board of Directors in person, including without limitation the selection of independent auditors and the approval of an Investment Agreement.)

         Section 11.  Meetings by Telephone or Similar Communications.   The
Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other at the same time, and participation by such means shall be conclusively deemed to constitute presence in person at such meeting (except for those instances where the Investment Company Act of 1940 requires actions be taken by the Corporation's Board of Directors in person, including without limitation the selection of independent auditors and the approval of an Investment Agreement.)


                                   ARTICLE IV

                                   COMMITTEES

         Section 1. Executive Committee. The Board of Directors may appoint an Executive Committee consisting of not less than 2 directors, one of whom shall be designated as Chairman of the Executive Committee. The Chairman of the Board and the President shall be elected members of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director, or his earlier resignation as a member or as a director, unless sooner removed as a member or as a director.

         Section 2. Powers. The Executive Committee shall have and may exercise those rights, powers and authority of the Board of Directors as may from time to time be granted to it by the Board of Directors (except the power to declare dividends or distributions on stock, to issue stock but only to the extent permitted by law, to recommend to stockholders any action requiring stockholders' approval, to amend these Bylaws or to approve any merger or share exchange which does not require stockholders' approval) and may authorize the seal of the Corporation to be affixed to all papers which may require the same.

         Section 3. Procedure; Meetings. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall provide. The Executive Committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors. The Chairman of the Executive Committee, or, in his absence, a member of the Executive Committee chosen by a majority of the members present, shall preside at the meetings of the Executive Committee, and another member thereof chosen by the Executive Committee shall act as Secretary of the Executive Committee.

         Section 4. Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members thereof shall be required for any action of the Executive Committee. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

         Section 5. Other Committees. The Board of Directors, by resolutions adopted by a majority of the whole Board, may appoint directors, as it shall deem advisable and impose upon such committee or committees such functions and duties, and grant such rights, powers and authority, as the Board of Directors shall prescribe (except the power to declare dividends or distributions on stock, to issue stock except to the extent permitted by law, to recommend to stockholders any action requiring stockholders' approval, to amend these Bylaws or to approve any merger or share exchange which does not require stockholders' approval).

         Section 6. Vacancies; Changes; Discharges. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

         Section 7. Compensation. Members of any committee shall be entitled to such compensation for their services as members of any such committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. The compensation (if any) of members of any committee may be on such basis as is determined by the Board of Directors. Any member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

         Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

         Section 9. Meetings by Telephone or Similar Communications. The members of any committee which is designated by the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other at the same time, and participation by such means shall be conclusively deemed to constitute presence in person at such meeting.

         Section 10. Audit Committee. The Board of Directors may appoint from its membership an Audit Committee with an odd number of, but not less than three, members, one of whom shall be designated chairman. The duties of the said Audit Committee shall be as follows: (1) to issue instructions to and receive reports from outside accounting firms and to serve as the liaison between the Corporation and the said firms; (2) to review all potential conflict-of-interest situations arising in respect of the Corporation's affairs and involving the Corporation's affiliates or employees, and to make a report, verbal or written, to the full Board of Directors with recommendations for their resolutions. The Audit Committee shall act by majority vote of its members. Meetings of this said Committee may be convened by any one of its members or by the Chairman of the Board of Directors upon the same notice as for meetings of the full Board.


                                   ARTICLE V

                                    NOTICES

     Section 1. Form; Delivery. Whenever, under the provisions of law, the Articles of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean exclusively personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or its post office address as it appears on the records of the Corporation, with postage thereon prepaid. Any such notice shall be deemed to have been given at the time it is deposited in the United States mail. Notice to a director may also be given personally or by telegram or telecopy sent to his address as it appears on the records of the Corporation.

     Section 2. Waiver. Whenever any notice is required to be given under the provisions of law, the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to said notice and filed with the records of the meeting, whether before or after the time stated therein, shall be conclusively deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person, or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting at the commencement of the meeting such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                                   ARTICLE VI

                                    OFFICERS

     Section 1. Designations. From and after the date of adoption of these Bylaws, the officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers and such other officers and/or agents as they shall deem necessary or appropriate. All officers of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. Any number of offices (except those of President and Vice President) may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide, but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers.

     Section 2. Term of Office; Removal. The Board of Directors at its annual meeting, after each annual meeting of stockholders, shall choose a President, a Secretary and a Treasurer. The Board of Directors may also choose a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as it shall deem necessary or appropriate. The officers of the Corporation shall hold office until their successors are chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors then in office when, in their judgment, the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

     Section 3. Compensation. The salaries of all officers of the Corporation (if any) shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     Section 4. The Chairman of the Board. The Chairman of the Board (if the Board of Directors so deems advisable and selects one) shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as may be assigned to him from time to time by the Board. He shall, if present, preside at all meetings of the stockholders and of the Board of Directors. In the absence of the President, the Chairman of the Board shall have general supervision, direction and control over the business and affairs of the Corporation. The Chairman of the Board shall execute in the corporate name all appropriate deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the Seal of the Corporation, except in cases where such execution shall be expressly delegated to another by the Board of Directors. The Chairman of the Board shall be a member of the Executive Committee and an ex-officio member of each standing committee.

     Section 5. The Vice Chairman. The Vice Chairman, if any (or in the event there be more than one, the Vice Chairmen in the order designated, or, in the absence of any designation, in the order of their election), shall, in the absence of the Chairman or in the event of his disability, perform the duties and exercise the powers of the Chairman and shall generally assist the Chairman and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

         Section 6.  The President.

               (a) The President shall be selected from among the directors and shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and of the Board of Directors. The President shall be a member of the Executive Committee and an ex-officio member of each standing committee.

               (b) Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The President shall execute in the corporate name all appropriate deeds, mortgages, bonds, contracts or other instruments requiring a seal of the Corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Board of Directors may from time to time confer like powers and authority upon any other person or persons.

     Section 7. The Vice Presidents. The Vice President, if any (or in the event there be more than one, the Vice Presidents in the order designated, or, in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     Section 8. The Secretary. The Secretary shall attend all meetings of the Board of Directors and meetings of the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, Chairman of the Board or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

     Section 9. The Assistant Secretary. The Assistant Secretary, if any (or, in the event there be more than one, the Assistant Secretaries in the order designated, or, in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

     Section 10. The Treasurer. The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board of Directors, or whenever the Board of Directors may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     Section 11. The Assistant Treasurer. The Assistant Treasurer, if any (or in the event there shall be more than one, the Assistant Treasurers in the order designated, or, in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of his disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.


                                  ARTICLE VII

         INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

         Section 1. Generally. Reference is made to Section 2-418 (and any other relevant provisions) of the Corporations and Associations Article of the Annotated Code of Maryland (1985), as amended. Particular reference is made to the class of persons (hereinafter called "Indemnities") who may be indemnified by a Maryland corporation pursuant to the provisions of such Section 2-418, namely, any entity (including the Corporation's investment adviser) or person (or the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall (and is hereby obligated to) indemnify the Indemnities, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnities, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, if the Board of Directors determine that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, in the case of any criminal action or proceeding, that such Indemnitee had no reasonable cause to believe that such Indemnitee's conduct was unlawful.

         Section 2. Limitation for Disabling Conduct. Not withstanding any of the foregoing, the Corporation may not limit any liability, or indemnify any director or officer of the Corporation against any liability, to the Corporation or its security holders to which such director or officer might otherwise be subject by reason of "disabling conduct", as hereinafter defined.

                 (a) In the case of a director or officer of the Corporation, such determination shall include a determination that the liability for which such indemnification is sought did not arise by reason of such person's disabling conduct. Such determination may be based on:

                          (i)  a final decision on the merits by a court or
other body before whom the action, suit or proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct, or

                          (ii)  in the absence of such a decision, a reasonable
determination, based on a review of the facts, that the person to be indemnified was not liable by reason of such person's disabling conduct by

                                  (A)  the vote of a majority of a quorum of
directors who are disinterested, non-party directors, or

                                  (B) an independent legal counsel in a written
opinion.

                                  In making such determination, such
disinterested, non-party directors or independent legal counsel, as the case may be, may deem the dismissal for insufficiency of evidence of any disabling conduct of either a court action or an administrative proceeding against a person to be indemnified to provide reasonable assurance that such person was not liable by reason of disabling conduct.

                 (b)  For the purpose of this Section:

                          (i)  "disabling conduct" of a director or officer
shall mean such person's willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office or any other conduct prohibited under Section 17(h) of the Investment Company Act of 1940 or any other applicable securities laws;

                          (ii)  "disinterested, non-party director" shall mean
a director of the Corporation who is neither an "interested person" of the Corporation as defined in Section 2(a)(19) of the Investment Company Act of 1940 nor a party to the action, suit or proceeding in connection with which indemnification is sought;

                          (iii)  "independent legal counsel" shall mean a
member of the Bar of the State of Maryland who is not, and not at least two (2) years prior to his engagement to render the opinion in question has not been, employed or retained by the Corporation, by any investment adviser to the principal underwriter for the Corporation, or by any person affiliated with any of the foregoing; and

                          (iv)  "the Corporation" shall include, in addition to
the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents.

                 (c) The Corporation may purchase insurance to cover the payment of costs incurred in performing the Corporation's obligations under
Section 1 hereof, but it is understood that no insurance may be obtained for the purpose of indemnifying any disabling conduct, as defined in Section 2(b) hereof.

                 (d) The Corporation may advance legal fees and other expenses pursuant to the indemnification rights set forth in Section 1 hereof so long as, in addition to the other requirements therefor, the Corporation either:

                          (i) obtains security for the advance from the
Indemnitee;

                          (ii)  obtains insurance against losses arising by
reason of lawful advances; or

                          (iii)  it shall be determined, pursuant to the means
set forth in Section 2 (a)(ii) hereof, that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

                                  ARTICLE VIII

                               STOCK CERTIFICATES

     Section 1.  Form; Signatures; Statements.

         (a) Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chairman of the Board or the President or a Vice President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, exhibiting the number and class (and series, if any) of shares owned by him or it, and bearing the seal of the Corporation. Such signatures and seal may be facsimile. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         (b) Every certificate representing stock issued by the Corporation, if it is authorized to issue stock of more than one class, shall set forth upon the face or back of the certificate, a full statement or summary of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class of stock in series, the variations in relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. In lieu of such full statement or summary, there may be set forth upon the face or back of each certificate a statement that the Corporation will furnish to the stockholder, upon request and without charge, a full statement of such information.

         (c) Every certificate representing shares which are restricted or limited as to transferability by the Corporation shall either (i) set forth on the face or back of the certificate a full statement of such restrictions or limitations or (ii) state that the Corporation will furnish such a statement upon request and without charge to any holder of such shares.

     Section 2. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

     Section 3.  Registered Stockholders.

               (a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person except that the Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of its capital stock registered in the name of such stockholder are held for the account of a specified person other than such stockholder.

               (b) If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation (or by the transfer agent or registrar, if any), such stockholder shall have the duty to notify the Corporation (or the transfer agent or registrar, if any), in writing, of such desire. Such written notice shall specify the alternate name or address to be used.

     Section 4. Record Date. In order that the Corporation may determine the stockholders of record who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or the allotment of any rights, or to make a determination of the stockholders of record for any other proper purpose, the Board of Directors may, in advance, fix a date as the record date for any such determination.
Such date shall not be more than 60 nor less than 10 days before the date of any such meeting, nor more than 60 days prior to the date of any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting taken pursuant to Section 8 of Article III; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 5. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation which is claimed to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     Section 1. Dividends. Except as otherwise provided by law or the Articles of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any annual, regular or special meeting, and may be paid in cash, in property or in shares of the Corporation's capital stock.

     Section 2. Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Articles of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and may, from time to time, increase, diminish or vary such fund or funds.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

     Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Maryland".



                                   ARTICLE X

                                   AMENDMENTS

     The Board of Directors shall have the power to make, alter, amend and repeal these Bylaws, and to adopt new bylaws, by an affirmative vote of a majority of the entire Board of Directors, provided that notice of the proposal to make, alter, amend or repeal these Bylaws, or to adopt new bylaws, was included in the notice of the meeting of the Board of Directors at which such action takes place.

                                  CERTIFICATE

         We, WILLIAM F. DUNBAR and THOMAS R. SALLEY, III, President and Secretary, respectively, of ALLIED CAPITAL CORPORATION II (the "Corporation"), a Maryland corporation, DO HEREBY CERTIFY that the foregoing is a true and correct copy of the Corporation's Bylaws as amended and in effect the date hereof.

         IN WITNESS WHEREOF, we have hereunto set our hands and affixed the corporate seal of the Corporation this 8th day of November, 1995.





                                           /s/ WILLIAM F. DUNBAR
                                           ------------------------------------
                                           William F. Dunbar, President



                                           /s/ THOMAS R. SALLEY
                                           ------------------------------------
                                           Thomas R. Salley, Secretary



[Corporate Seal]